Exhibit 99.1

STOCK OPTION AGREEMENT
(Nonqualified Stock Options)
Under the

LABOR READY, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Labor Ready, Inc. (the “Company”) has granted you an option under its Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s common stock (“Shares”) indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.                                      VESTING AND EXPIRATION OF OPTIONS.  Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment with the Company and its Subsidiaries and Affiliates.  If there is a Change of Control while you are employed by the Company or any Subsidiary or Affiliate of the Company, and you are terminated without Cause or you Terminate for Good Reason, your options shall become immediately 100% vested upon such Change of Control.  Any options in which you are not vested when you terminate employment with the Company and its Subsidiaries and Affiliates shall expire and become void on your employment termination date.

2.                                      NUMBER OF SHARES AND EXERCISE PRICE.  The number of Shares subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for changes in the Company’s capital structure at the Board’s sole discretion, as provided in the Plan.

3.                                      METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in cash or by check, or in any other manner acceptable to the Company, which may include one or more of the following:

(a)                                  Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (sometimes referred to as a “cashless exercise”).  This payment method would be in the Company’s sole discretion at the time your option is exercised and would be on condition that, at the time of exercise, the Shares are publicly traded and quoted regularly in The Wall Street Journal.

(b)                                 Payment by delivery of Shares owned by you that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that you did not acquire directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.  This payment method would be on condition that, at the time of exercise, the Shares are publicly traded and quoted regularly in The Wall Street Journal.  “Delivery” for these purposes shall include delivery to the Company of your attestation of ownership of such Shares in a form approved by the Company.  Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Shares to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

4.                                      WHOLE SHARES.  You may exercise your option only for whole Shares.

5.                                      SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Shares issuable upon such exercise are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.                                      TERM.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)                                  ninety (90) days after the termination of your employment with the Company and all Subsidiaries and Affiliates for any reason, provided that if during any part of such ninety (90) day period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of your employment with the Company and all Subsidiaries and Affiliates;

(b)                                 the Expiration Date (if any) indicated in your Grant Notice; or

(c)                                  the seventh (7th) anniversary of the Date of Grant.

7.                                      EXERCISE.

(a)                                  You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)                                 By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement acceptable to the Company providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise, or (iii) the disposition of Shares acquired upon such exercise.

8.                                      TRANSFERABILITY.  Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

9.                                      OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or a Subsidiary or Affiliate, or of the Company or a Subsidiary or Affiliate to continue your employment.  In addition, nothing in your option shall obligate the Company or a Subsidiary or Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or a Subsidiary or Affiliate.

10.                               WITHHOLDING OBLIGATIONS.

(a)                                  At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary or Affiliate, if any, which arise in connection with your option.

(b)                                 Upon your request and subject to approval by the Company and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested Shares otherwise issuable to you upon the exercise of your option a number of whole Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

(c)                                  You may not exercise your option unless the tax withholding obligations of the Company and/or any Subsidiary or Affiliate are satisfied.  Accordingly, you may not be able to exercise your option when desired even though your option is vested.

11.                               NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12.                               GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

13.                               STOCKHOLDER RIGHTS.  You will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares of the Company with respect to your option unless and until you have satisfied all requirements for exercise of your option.

14.                               RESTRICTIONS ON TRANSFER OF SHARES.   Seventy-five percent (75%) of the Net Shares (“Long Term Shares”) cannot be sold, gifted, pledged or otherwise transferred prior to the expiration of the retention period specified in your Grant Notice.  The retention period for the Long Term Shares received upon exercise begins on the first date on which your option vests and ends after the number of years specified in your Grant Notice have been completed after the first date on which your option vests.  For example, if your Grant Notice specifies a four year retention period and the first date on which your option vests is January 1, 2006, then the retention period for the Long Term Shares would end on January 1, 2010.  The amount of the “Net Shares” that you receive as a result of your option exercise is the amount of Shares with respect to which you exercised your option, less any Shares that you sold or otherwise transferred or that were withheld to pay the purchase price for such Shares or to pay federal, state, local or foreign tax withholding owed as a result of the exercise of your option.  Shares sold or otherwise transferred or withheld to pay the exercise price or tax withholdings can be Shares covered by the option, or Shares you previously acquired, but the computation of the tax withholding is based solely on the obligations resulting from the exercise of the option.  Upon your termination of employment with the Company and all Subsidiaries and Affiliates, the Company’s Board of Directors or the Committee may, in its discretion, eliminate or reduce the retention period remaining on your Long Term Shares.  The Company may place restrictive legends and stop transfer instructions on the Long Term Shares issued to you stating that the Shares cannot be transferred prior to the expiration of the retention period.

15.                               GOLDEN PARACHUTE TAXES.  In the event that any amounts paid or deemed paid to you pursuant to this Stock Option Agreement are deemed to constitute “excess parachute payments” as defined in Section 280G of the Code (taking into account any other payments made to you under the Plan and any other compensation paid or deemed paid to you), or if you are deemed to receive an “excess parachute payment” by reason of the acceleration of vesting of your options granted under the Plan due to a

Change of Control, the amount of such payments or deemed payments shall be reduced (or, alternatively, the number of options that become 100% vested shall be reduced), so that no such payments or deemed payments shall constitute excess parachute payments.  The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Company’s Board of Directors.

16.                               CERTAIN DEFINITIONS.

(a)                                  “Cause” shall mean any of the following:

(i)                                     any material breach of an agreement between the Participant and the Company or any Subsidiary which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

(ii)                                  willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

(iii)                               the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(iv)                              material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary, as they may be amended from time to time, provided that the Participant has been given at least twenty (20) days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(v)                                 Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

(vi)                              personal conduct that is materially detrimental to the business of the Company or any Subsidiary; or

(vii)                           conviction of or plea of nolo contendere to a felony.

(b)                                 “Change of Control” shall mean the first day that any one or more of the following conditions shall have been satisfied:

(i)                                     the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

(ii)                                  an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

(iii)                               during any 24-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this section (iii), an individual who becomes a member of the Board subsequent to the beginning of the 24-month period, shall be deemed to have satisfied such 24-month requirement and shall be deemed an

Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv)                              a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

(c)                                  “Terminate for Good Reason” shall mean any voluntary termination by written resignation of the Continuous Status as a Participant of any Employee after a Change of Control because of: (i) a material reduction in the Participant’s authority, responsibilities or scope of employment; (ii) an assignment of duties to the Participant inconsistent with the Participant’s role at the Company prior to the Change of Control, (iii) a reduction in the Participant’s base salary or total incentive compensation; (iv) a material reduction in the Participant’s benefits unless such reduction applies to all Participants of comparable rank; and (v) the relocation of the Participant’s primary work location more than fifty (50) miles from the Participant’s primary work location prior to the Change of Control; provided that the Participant’s written notice of voluntary resignation must be tendered within one (1) year of the Change of Control, and shall specify which of the events described in (i) through (v) resulted in the resignation.